                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                          APPAREL AMERICA, INC.
                            1175 State Street
                       New Haven, Connecticut 06511

                                                          December 16, 1997

    Dear Shareholder:

    Once again, it is my pleasure to invite you to our annual meeting of shareholders, which will be held on January 28, 1998, at 10:00 a.m. at the University Club, 1 West 54th Street, New York, New York 10022.

    At the meeting, we will elect five (5) directors for a one year term expiring in 1999, appoint independent public accountants for the Company and transact such other business as may come before the meeting.

    Your Board of Directors and I look forward to meeting with you and sincerely hope you will be present at the meeting. Even if you plan to attend the meeting, please return your signed proxy as soon as possible.

                                                          Sincerely,

                                                          BURTON I. KOFFMAN

                                                          CHAIRMAN OF THE BOARD

                          APPAREL AMERICA, INC.
                           1175 State Street
                       New Haven, Connecticut 06511

             NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                                                              December 16, 1997

To the Shareholders of
APPAREL AMERICA, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Apparel America, Inc. will be held at the University Club, 1 West 54th Street, New York, New York 10022, on January 28, 1998, at 10:00 a.m., for the following purposes:

        (1) to elect five (5) directors who will constitute the entire Board of Directors;

        (2) to appoint independent public accountants for the Company for fiscal year 1998, and;

        (3) to transact such other business as may come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on December 15, 1997 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

    Each shareholder is requested to date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States.

                                                         By order of
                                                         the Board of Directors,

                                                         RICHARD E. KOFFMAN

                                                         Secretary

                          APPAREL AMERICA, INC.
                            1175 State Street
                       New Haven, Connecticut 06511


                             PROXY STATEMENT

    This proxy statement is furnished to the shareholders of Apparel America, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on January 28, 1998 and at any adjournments of such Annual
Meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Enclosed with this Proxy Statement is the Company's Annual Report\on Form 10-K for the year ended July 31, 1997.

    Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting. A proxy may be revoked in writing delivered to the Company, or by attending the Annual Meeting and voting in person. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies so delivered will be voted at the meeting. Where a choice or instruction is specified by the shareholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such shareholder, the proxy will be voted as recommended by the directors.

                      I.ELECTION OF DIRECTORS

    To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting.

    The Board of Directors recommends that the shareholders elect Burton I. Koffman, Richard E. Koffman, Jeffrey P. Koffman, Arthur G. Cohen, and Eric T. Weitz, who have been duly nominated by the Board of Directors, to serve a term of one year as directors, until the next Annual Meeting of Shareholders or until his successor is elected and qualified.

    It is the intention of the persons named as proxies to vote the proxies, unless the authority to vote is specifically withheld, to elect as directors the five (5) nominees set forth below (see "Nominees for Election as Directors"). In the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other person as the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason.

    The Board of Directors recommends a vote FOR this proposal.

                  II.NOMINEES FOR ELECTION AS DIRECTORS

    The following table sets forth certain information regarding the nominees for election to the Company's Board of Directors:

NAME                          AGE        CAPACITY
----                          ---        --------

Burton I. Koffman             72         Chairman of the Board
                                         and Chief Executive Officer
                                         of the Company

Richard E. Koffman            65         Vice Chairman of the
                                         Board, Executive Vice
                                         President and Secretary
                                         of the Company

Jeffrey P. Koffman            32         Director and President
                                         of the Company

Arthur G. Cohen               67         Director of the Company

Eric T. Weitz                 53         Director and Executive
                                         Vice President of the
                                         Company; President of the
                                         Robby Len Division

-------------------------------

    Burton I. Koffman has served as Chairman of the Board of the Company since January 1989 and as Chief Executive Officer of the Company since October 1989. Mr. Koffman served as President of the Company from January 1989 until October 1989 and from June 1995 to February 1996.

    Richard E. Koffman has served as Vice Chairman of the Board of the Company since October 1989 and as a Director, Executive Vice President and Secretary of the Company since January 1989. Mr. Koffman is also Treasurer, Vice President, Secretary, and a Director of Empire Industries, Inc. and Executive Vice President and Secretary of Public Loan Company, Inc.

    Jeffrey P. Koffman has served as a Director of the Company since June 1995 and Executive Vice President from June 1994 to February 1996. Mr. Koffman was appointed President of the Company in February 1996. Mr. Koffman served as a financial analyst with Security Pacific from 1987 to 1989. In 1989, Mr. Koffman became Vice President of Pilgrim Industries and in 1990, he became the President of that Company. From 1994 to present, Mr. Koffman has served in an executive capacity with Tech Aerofoam Products.

    Arthur G. Cohen has served as a Director of the Company since July 25, 1989. Mr. Cohen is a self-employed real estate developer and investor. Among other positions, he serves as Chairman of the Board of The Arlen Corporation.

    Eric T. Weitz has served as a Director of the Company since January 1995 and as President of the Robby Len Division since January 1994. Mr. Weitz was appointed Executive Vice President of the Company in February 1996. Mr. Weitz served as Vice President--Marketing for Robby Len Fashions from 1983 until it was acquired by the Company in January 1989 and continued in that capacity for the Company's Robby Len Division until January 1994. Previously, Mr. Weitz served in various sales and executive capacities in the apparel industry.

    Messrs. Burton I. Koffman and Richard E. Koffman are brothers and Jeffrey
P. Koffman is the son of Burton I. Koffman.

    The Board of Directors held three meetings during the year ended July 31, 1997. All other actions of the Board of Directors during the year ended July 31, 1997 were taken by unanimous written consent. There are two committees of the Board of Directors, an Audit Committee and an Executive Compensation Committee. The Company has no standing nominating committee of the Board of Directors or committee performing a similar function. Officers are elected by, and serve at the discretion of, the Board of Directors.

               III. OWNERSHIP INTEREST OF OFFICERS, DIRECTORS AND
                        NOMINEES FOR BOARD OF DIRECTORS

    The following table sets forth the holdings, as of December 1, 1997, of the Company's Common Stock by (i) each person who held of record more than 5% of the Company's Common Stock, (ii) each of the directors of the Company and
(iii) all directors and officers as a group:

                                                SHARES
                           TITLE OF             BENEFICIALLY         PERCENT
NAME AND ADDRESS           CLASS                OWNED                OF CLASS
----------------           --------             ------------         --------

PLC, Inc.                  Common Stock         4,211,400(1)          21.31%
300 Plaza Drive            $.05 par value
Vestal, New York

Mayfair Industries, Inc.   Common Stock         3,563,640(1)          18.03%
300 Plaza Drive            $.05 par value
Vestal, New York

Burton I. Koffman          Common Stock         2,124,456(2)          10.75%
300 Plaza Drive            $.05 par value
Vestal, New York

REK Corp.                  Common Stock         1,901,677(1)           9.62%
300 Plaza Drive            $.05 par value
Vestal, New York

Richard E. Koffman         Common Stock         1,074,037(2)           5.43%
300 Plaza Drive            $.05 par value
Vestal, New York

Arthur G. Cohen            Common Stock           884,000(3)           4.47%
1501 Broadway              $.05 par value
New York, New York

Jeffrey P. Koffman         Common Stock           600,000              3.04%
300 Plaza Drive            $.05 par value
Vestal, New York

All Directors and          Common Stock         5,187,599(4)          26.25%
Officers as a Group        $.05 par value
 (5 persons)

The Koffman Group          Common Stock        15,220,778(5)          77.02%
 (13 persons)              $.05 par value
300 Plaza Drive
Vestal, New York


------------------------

(1) PLC, Inc., Mayfair Industries, Inc. and REK Corp. are substantially all owned, directly or indirectly, by members of the Koffman family. See Footnote (5) below.

(2) The number of shares of Common Stock set forth herein includes 943 shares of Common Stock jointly held by Messrs. Burton I. Koffman and Richard E. Koffman, of which each owns an undivided 50% interest, and 645,817 in the case of Mr. Burton I. Koffman and 601,347 in the case of Richard E. Koffman of the shares held by Empire Industries, Inc. and Public Loan Company, Inc., all of the stock of which is owned directly or indirectly by them and members of their families.

(3) Mr. Arthur G. Cohen holds the shares of Common Stock set forth herein for the benefit of Ben Arnold Company, Inc., a corporation owned 50% by members of Mr. Cohen's immediate family, the beneficial ownership of which Mr. Cohen disclaims, and 50% by members of Messrs. Burton I. Koffman and Richard E. Koffman's immediate families, the beneficial ownership of which each disclaims. Mr. Cohen also disclaims beneficial ownership of 194,720 shares of Common Stock owned by Karen Cohen, his wife.

(4) The number of shares of Common Stock set forth herein includes the shares of Common Stock reported above for Messrs. Burton I. Koffman, Richard E. Koffman, Arthur C. Cohen and Jeffrey P. Koffman. Also included herein are 505,106 shares of Common Stock beneficially owned by Mr. David
    L. Koffman, a Vice President and Assistant Secretary of the Company and the son of Burton I. Koffman and brother of Jeffrey P. Koffman.

(5) The members of this reporting group include Messrs. Burton I. Koffman, Richard E. Koffman, Jeffrey P. Koffman, David L. Koffman and members of their immediate families, as well as entities controlled by members of the Koffman family. The number of shares of Common Stock set forth herein includes the shares of Common Stock reported above for Messrs. Burton I. Koffman, Richard E. Koffman, Jeffrey P. Koffman and David L. Koffman.

            IV. SALARIES AND COMPENSATION OF OFFICERS, DIRECTORS AND
                        NOMINEES FOR BOARD OF DIRECTORS

    The following table sets forth all compensation paid or accrued by the Company for the years ended July 31, 1997, July 31, 1996 and July 31, 1995, to or for the chief executive officer and the remaining four most highly compensated executive officers and key employees of the Company.

                       Summary Compensation Table
                       --------------------------

Name and                            Annual Compensation    All Other
Principal Position         Year     Salary($)  Bonus($)   Compensation ($)
------------------         ----     ---------  --------   ----------------

Burton I. Koffman          1997     --         --             40,000
Chairman of the Board,     1996     --         --             40,000
  Chief Executive          1995     --         --             40,000
  Officer of the Company

Eric T. Weitz              1997    275,000     --              4,515
Executive Vice Pres-       1996    240,000     33,240          3,840
  ident of the Company,    1995    240,000    144,600          4,800
  President of the Robby
  Len Division

Mark D. Greenberg          1997    157,500     --              4,063
V.P. of the Company,       1996    150,000     16,620          3,696
 V.P.--Operations          1995    150,000     72,300          3,000
 of the Robby
 Division Len

Murray Merl                1997    143,000     --              3,549
V.P. of Manufacturing      1996    136,500     16,620          3,347
 of Robby Len Division     1995    130,000     54,225          2,600

Frederick M. D'Amato       1997    125,000     --              3,399
Vice President -           1996    110,300     16,620          3,770
 Finance                   1995    105,000     54,225          2,100


    Directors who are not officers or employees of the Company receive an annual fee of $5,000 and $500 per meeting attended for their services as directors. The Board of Directors held three meetings during the year ended July 31, 1997.

    Mr. Burton I. Koffman and Mr. Richard E. Koffman received an annual consulting fee of $40,000 (as disclosed above) and $60,000, respectively for the years ended July 31, 1997, 1996 and 1995. Mr. Jeffrey P. Koffman received an annual salary of $36,000 for the years ended July 31, 1997 and 1996 and received an annual salary of $24,000 for the year ended July 31, 1995.

              Compensation Committee Report on Executive Compensation

    The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1993 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act").

General
-------

    The Compensation Committee was established in 1989 when the Company acquired the existing Robby Len Division and the now discontinued Mayfair Division. At the time of the 1989 acquisitions, the Company's Compensation Committee reviewed the compensation level of the executive officers of Robby Len and Mayfair and adopted their existing compensation plans. The members of the Compensation Committee for the last fiscal year were Burton I. Koffman, Jeffrey P. Koffman and Arthur G. Cohen.

Compensation Philosophy
-----------------------

    The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate executive officer's pay with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executive officers. Executive officer compensation is intended to be set at levels that the Compensation Committee believes are consistent with others in the Company's industry and gives emphasis to the need for the best creative talent available in product related positions.

    The Compensation Committee plans to further review the Company's existing executive officer compensation plans in 1998 and intends to modify such plans as required to fit within the announced philosophy of the Committee.

Base Salaries
-------------

    Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial and creative talent. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive and any increased responsibilities assumed by the executive. Salary adjustments are determined and normally made on an annual basis.

    Salaries for the year ended July 31, 1997 for Messrs. Weitz, Greenberg, Merl and D'Amato were based on levels established and approved by the Company's Board of Directors in August 1996. Mr. Burton I. Koffman's compensation is based on a consulting arrangement.

Annual Bonuses
--------------

    The Company has a bonus incentive program for its executive officers. The bonuses, if any, awarded are based upon minimum levels of profitability, as defined. No bonuses were awarded for the year ended July 31, 1997 to Messrs. Weitz, Greenberg, Merl and D'Amato.

Dated: December 15, 1997                THE COMPENSATION COMMITTEE

                                            Burton I. Koffman
                                            Jeffrey P. Koffman
                                             Arthur G. Cohen

                        V. VOTING SECURITIES OUTSTANDING

    Only holders of record of Common Stock at the close of business on December 15, 1997 will be entitled to vote at the meeting. On such date, there were outstanding 19,762,649 shares of Common Stock, each share of which entitles the holder to one vote.

                          VI. COMMON STOCK PERFORMANCE

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of companies with the standard industrial code (SIC) Code 2339 over the period from August 1, 1992 through July 31, 1997. The component entities of SIC Code 2339 were generated by Media General Financial Service, Inc. All the entities in SIC Code 2339 were incorporated into the peer group.


                   COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                 FISCAL YEAR ENDING
                            ---------------------------------------------------------
COMPANY                     1992     1993      1994       1995        1996       1997

APPAREL AMERICA, INC.       100     100.00     100.00     200.00     900.00     200.00
INDUSTRY INDEX              100      57.71      60.00      76.88      80.96      26.17
BROAD MARKET -              100     124.21     135.54     166.10     181.07     266.18


THE INDUSTRY INDEX CHOSEN WAS:
SIC CODE 2339 - WOMEN'S, MISSES', & JUNIORS' OUTERWEAR, N.E.C.

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX


Assumes $100 invested on August 1, 1992
Assumes dividends reinvested
Fiscal year ended July 31, 1997

               VII. SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Any shareholder desiring to present a proposal to the shareholders at the 1999 Annual Meeting of Shareholders, currently scheduled for January 28, 1999, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before October 31, 1998. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                VIII. ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The selection of an independent public accountant is decided by a vote of the shareholders. The Board of Directors has selected BDO Seidman, LLP which has acted as auditors of the Company since 1989, to act as auditors for its current fiscal year. In the event the shareholders do not ratify the selection by the Board of Directors, the Board of Directors will replace BDO Seidman, LLP with the shareholders selection.

    Unless otherwise specified, shares represented by proxies will be voted for the appointment of BDO Seidman, LLP as auditors for fiscal year 1998. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                           IX. METHOD OF SOLICITATION

    The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of the Company. As stated below in Article XI, the cost of solicitation will be borne by the Company. The costs of proxy solicitation are not expected to exceed $10,000, unless circumstances require otherwise. Brokers and others holding shares of Common Stock in their names or in the names of their nominees will be expected to forward copies of the Company's proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies and will be reimbursed by the Company for their reasonable expenses.

                                X. ANNUAL REPORT

    The Company's Annual Report on Form 10-K for the year ended July 31, 1997 including financial statements, is being furnished with this Proxy Statement to shareholders of record as of December 15, 1997. The Annual Report on Form 10-K does not constitute a part of the proxy solicitation materials although the financial information and Management Discussion and Analysis contained therein is incorporated herein by reference.

    The Company will bear the cost of the solicitation of proxies including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of the Common Stock of the Company.

    This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

    The undersigned acknowledges receipt of the accompanying Annual Report and Proxy Statement dated December 16, 1997.

-----------------------                    -----------------------
Account Number                             Common Shares

    1. ELECTION OF BURTON I. KOFFMAN, RICHARD E. KOFFMAN, JEFFREY P. KOFFMAN, ARTHUR G. COHEN and ERIC T. WEITZ (Strike out name(s) of any nominee(s) against whom you are voting) as Directors of the Company to serve for one year until the Company's 1999 Annual Meeting (Mark Only One)

          For                Against
    -----              -----

    2. RATIFICATION OF THE RE-APPOINTMENT OF BDO SEIDMAN, LLP as independent accountants of the Company (Mark only one).

          For                Against          Abstain
    -----              -----           -----

    3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

    (When signing as attorney, trustee, executor, administrator, guardian corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

------------------------
Date

------------------------
Signature

------------------------
Signature

                                     PROXY

                             APPAREL AMERICA, INC.

   PROXY SOLICITED ON BEHALF OF THE APPAREL AMERICA, INC. BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Burton I. Koffman, Richard E. Koffman and Jeffrey P. Koffman, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Apparel America, Inc. (the "Company"), to be held at the University Club, 1 West 54th Street, New York, New York 10022, on January 28, 1998, at 10:00 A.M., local time, and at any adjournment thereof, on all matters coming before said meeting.